                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                         WESLEY JESSEN VISIONCARE, INC.

                                       AT
                          $34.00 NET PER SHARE IN CASH
                                       BY
                             DYLAN ACQUISITION INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                           BAUSCH & LOMB INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
             FRIDAY, APRIL 28, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                   April 3, 2000

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated April 3, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, relating to an offer by Dylan Acquisition Inc., a New York corporation ("Purchaser") and a wholly owned subsidiary of Bausch & Lomb Incorporated, a New York corporation ("Bausch & Lomb"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Wesley Jessen VisionCare, Inc., a Delaware corporation ("Wesley Jessen"), at a purchase price of $34.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set froth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to Wilmington Trust Company, the Depositary, on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

    Your attention is directed to the following:

        1. The Offer price is $34.00 per Share, net to the seller in cash, without interest thereon.

        2. The Offer is made for all of the outstanding Shares.

        3. Following the consummation of the Offer, Bausch & Lomb intends to seek to have Wesley Jessen consummate a merger with the Purchaser (the "Merger"). In the Merger, each outstanding Share that is not owned by Bausch & Lomb (other than Shares owned by Wesley Jessen or held by stockholders who perfect their appraisal rights under Section 262 of the Delaware General Corporation Law (the "GCL")) would, by virtue of the Merger and without any action on the part of the holders of the Shares, be converted into the right to receive in cash the per Share price paid in the Offer, payable to the holder thereof, without interest, upon surrender of the Share Certificate representing such Share, less any required withholding tax.

        4. The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on Friday, April 28, 2000, unless the Offer is extended.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

        6. The Offer is conditioned upon, among other things, (1) there having been validly tendered and not properly withdrawn prior to the Expiration Date for the Offer that number of Shares that represents at least a majority of the total number of outstanding Shares on a fully diluted basis (including the exercise of all outstanding options); (2) the preferred share purchase rights having been redeemed by the Board of Directors of Wesley Jessen, or the Purchaser and Bausch & Lomb being satisfied, in their sole discretion, that the rights are inapplicable to the Offer and any subsequent business transaction involving Bausch & Lomb and Wesley Jessen, including the Merger; (3) the Purchaser and Bausch & Lomb being satisfied, in their sole discretion, that the provisions of Section 203 of the GCL are inapplicable to the acquisition of Shares pursuant to the Offer and any subsequent business transaction involving Bausch & Lomb and Wesley Jessen, including the Merger; (4) the merger agreement and any related agreements between Wesley Jessen and Ocular Sciences, Inc., including the stock option agreement granted by Wesley Jessen, having been terminated prior to the Expiration Date without any fee or other obligation paid or owing, other than fees required to be paid in accordance with the terms of those agreements as filed with the SEC prior to April 3, 2000; and (5) any applicable waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, or under any applicable foreign statutes or regulation having expired or been terminated (or, to the extent required, governmental approvals obtained) prior to the Expiration Date.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Warburg Dillon Read or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION OF THE OFFER.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF
                         WESLEY JESSEN VISIONCARE, INC.
                                       BY
                             DYLAN ACQUISITION INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                           BAUSCH & LOMB INCORPORATED

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated April 3, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, pursuant to an offer by Dylan Acquisition Inc., a New York corporation and wholly owned subsidiary of Bausch & Lomb Incorporated, a New York corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Wesley Jessen VisionCare, Inc., a Delaware corporation, at a purchase price of $34.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

--------------------------------------------------------------------------------------------
Number of Shares to be Tendered*                                 SIGN HERE
--------------------------------------------   --------------------------------------------

Dated: -------------------, 2000               --------------------------------------------
                                                               SIGNATURE(S)
                                               ---------------------------------------------
                                               ---------------------------------------------
                                                               PLEASE PRINT
                                               ---------------------------------------------
                                               ---------------------------------------------
                                                                  ADDRESS
                                               ---------------------------------------------
                                                             AREA CODE AND TEL
                                               ---------------------------------------------
                                                  TAX IDENTIFICATION, OR SOCIAL SECURITY
                                                                 NUMBER(S)
------------------------------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.
--------------------------------------------------------------------------------------------